Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

Global Express Capital Real Estate Investment Fund I, LLC

We hereby consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of our report dated March 22, 2002, relating to the financial statements of Global Express Capital Real Estate Investment Fund I, LLC and to the reference to our firm under the caption "Experts" in this registration statement.


                                                    --------------------------
                                                    Chavez & Koch, CPAs, Ltd.

Las Vegas, Nevada
January 30, 2003